EXHIBIT 99.1

(BW)(CA-PACER-INTL)(PACR) Pacer International Reports 4th Quarter and Year 2003 Results

Business, Logistics and Transportation Editors

CONCORD, Calif.—(BUSINESS WIRE)—-February 3, 2004—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, today reported financial results for the three-and twelve-month periods ended December 26, 2003.

For the quarter ended December 26, 2003, net income increased to $11.4 million from $8.0 million in the fourth quarter of 2002, a gain of 42.5 percent. Diluted earnings per share increased to $0.30 from $0.22 in the fourth quarter of 2002, up 36.4 percent. The company had $14.6 million of cash flow from operations in the fourth quarter of 2003 and paid down $18.0 million of debt.

Effective with the fourth quarter of 2003, results of the company’s cartage (local trucking) operations, which provide local pick-up and delivery of goods, were moved from the retail segment to the wholesale segment to reflect current management structure. All prior year amounts have been reclassified to reflect this management change.

Net revenues for Pacer’s wholesale segment, which principally provides double-stack rail transportation services in addition to cartage operations, increased 18.5 percent to $71.9 million for the fourth quarter of 2003, from $60.7 million for the same quarter last year. The improvement in the wholesale segment operations was due to strong business volumes quarter over quarter in all three lines of Pacer Stacktrain’s business — domestic, automotive and international — and to the addition of new locations for the cartage business.

Retail segment net revenues for the fourth quarter of 2003, which include intermodal marketing, truck brokerage and services, international freight forwarding, supply chain management and warehouse and distribution services directly to manufacturers and retailers, decreased 17.4 percent to $28.1 million, from $34.0 million for the same quarter in 2002. The reduction was primarily a result of business declines in the rail and truck brokerage units, largely due to a one-time revenue surge experienced during the West Coast port closure in the fourth quarter of 2002.

Interest expense for the fourth quarter decreased 55.1 percent to $3.1 million from $6.9 million in the same quarter of 2002. The decrease was due to reduced debt levels and to lower interest rates that resulted from the company’s debt refinancing in June 2003 and the 11.75 percent senior subordinated note redemption in July 2003. In addition, the company completed the repricing of its senior credit facility during the fourth quarter of 2003, producing an immediate interest rate reduction of one-half of one percent. On an annual basis, this repricing results in approximately $1.1 million of interest expense savings at current debt levels.

“Pacer’s wholesale segment continues to grow, driven by strong intermodal volumes,” said Don Orris, chairman and chief executive officer of Pacer International. “Our domestic, automotive and international intermodal volumes were up 17.0 percent, 8.8 percent and 8.6 percent, respectively, quarter over quarter. Results in the retail segment were impacted by declines in the rail and truck brokerage units. As noted above, the results in the retail segment were skewed by one-time revenue surges associated with the port closures of 2002. Otherwise, retail segment revenues would have been up on a quarter over quarter basis. We continue to generate strong cash flow from operations which allowed us to pay down $18.0 million of debt in the fourth quarter.”

ANNUAL RESULTS

For the fiscal year ended December 26, 2003, net revenues increased 6.7 percent to $374.9 million from $351.2 million in 2002. Adjusted income from operations, which is income from operations excluding $1.2 million of costs related to the company’s secondary offering of common stock, increased 8.1 percent to $80.4 million from $74.4 million in 2002. Adjusted net income, which is net income excluding $13.3 million of pre-tax costs ($8.0 million after-tax) related to the company’s debt refinancing, note redemption and secondary offering of common stock, was $39.3 million. This was a 54.1 percent increase over adjusted net income in 2002 of $25.5 million, which excludes IPO costs. Adjusted diluted earnings per share for 2003 increased to $1.03 from adjusted diluted earnings per share of $0.76 in 2002.

On a GAAP basis, income from operations for 2003 increased 6.5 percent to $79.2 million from $74.4 million in 2002, and net income for the year was $31.3 million, a 25.2 percent gain over 2002. Diluted earnings per share for 2003 was $0.82 compared to $0.75 a year earlier.

Note: A tabular reconciliation of the differences between the adjusted financial results and financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

As previously announced, the company completed the refinancing of its indebtedness on June 13, 2003, and the $150 million senior subordinated notes were redeemed on July 10, 2003. The company recorded a pre-tax charge of $12.1 million as a result of these transactions, consisting of $8.8 million of redemption premiums and $3.3 million for the write-off of existing loan fees. The secondary public offering of 7,285,508 shares of common stock by selling stockholders at $20 per share, including shares sold pursuant to the underwriters’ over-allotment option, was completed on August 4, 2003. The company incurred $1.2 million in 2003 for costs associated with this offering. Pacer did not receive any of the proceeds of the offering.

CONFERENCE CALL TOMORROW — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 11:30 AM Eastern Time on Wednesday, February 4. To participate, please call five minutes early by dialing

(888) 273-9885 (in USA) and ask for “Pacer 2003 earnings call.” International callers can dial (612) 288-0318. Alternatively, an audio-only, simultaneous Web cast of the conference call can be accessed at the following URL: http://www.firstcallevents.com/service/ajwz396085540gf12.html. For those unable to participate in either event, a digitized replay will be available from February 4 at 4:45 p.m. Eastern Time to March 4 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), access code #716432. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER — Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, through its subsidiaries and divisions, offers a broad array of logistics and other services to facilitate the movement of freight from origin to destination. Its services include wholesale stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments), and cartage (local trucking) services and retail intermodal marketing, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web site: www.pacer-international.com.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains financial information determined by methods other than in accordance with GAAP, including adjusted diluted earnings per share, adjusted interest expense, adjusted net income and adjusted income from operations. These non-GAAP measures exclude the costs of the company’s debt refinancing, senior subordinated note redemption and secondary offering in 2003 and the costs of the company’s IPO in 2002. Management uses these non-GAAP measures in its analysis of the company’s performance. Management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The company’s actual results may differ materially from those expressed or implied in the forward-looking statements due to, among other things, the company’s leverage; its dependence on third parties for equipment and services essential to operate its business; regulatory changes affecting the company’s industry, operations, products or services; insurance costs; mergers, acquisitions and other transactions involving the company; competitive or technological factors affecting the company’s markets, operations, products or services; shifts in market demand and general economic conditions. Additional information about factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including the company’s 2002 annual report on Form 10-K dated March 19, 2003, its prospectus dated July 17, 2003 in connection with a secondary public offering and its prospectus dated January 22, 2004 in connection with a shelf registration. Should any of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Issued by Steve Potash and Company, tel. 510/865-0800, or steve@potashco.com

MEDIA CONTACT: Larry Yarberry, CFO, tel. 925/887-1577 or (cell) 925/890-9245 or lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

December 26, 2003
(Unaudited)
Assets

Current assets
Cash and cash equivalents	$0.8
Accounts receivable, net	203.0
Prepaid expenses and other	11.7
Deferred income taxes	4.5

Total current assets	220.0

Property and equipment
Property, plant & equipment at cost	97.1
Accumulated depreciation	(45.1)

Property and equipment, net	52.0

Other assets
Intangible assets, net	289.1
Deferred income taxes	23.3
Other assets	10.1

Total other assets	322.5

Total assets	$594.5

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and capital leases	$—
Accounts payable and accrued expenses	161.3

Total current liabilities	161.3

Long-term liabilities
Long-term debt and capital leases	214.1
Other	3.0

Total long-term liabilities	217.1

Stockholders’ equity
Common stock	0.4
Paid In capital	274.2
Other	(0.2)
Retained earnings (deficit)	(58.0)
Other accumulated comprehensive income (loss)	(0.3)

Total stockholders’ equity	216.1

Total liabilities and equity	$594.5

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results

For the Fiscal Year Ended December 26, 2003 and December 27, 2002

In millions, except share and per share amounts

Unaudited

	2003				2002				Adjusted Variance 2003 vs 2002%
Item	GAAP Results	Adjustments		Adjusted Results	GAAP Results	Adjustments		Adjusted Results
Income from operations	$79.2	$1.2	1/	$80.4	$74.4	$—		$74.4	$6.0	8.1%
Interest expense	18.0	—		18.0	31.7	—		31.7	(13.7)	-43.2%
Loss on extinguishment of debt	12.1	(12.1	) 2/	—	0.8	(0.8	) 4/	—	—	—

Income before income taxes	49.1	13.3		62.4	41.9	0.8		42.7	19.7	46.1%
Income taxes	17.8	5.3	3/	23.1	16.9	0.3	3/	17.2	5.9	34.3%

Net income	31.3	8.0		39.3	25.0	0.5		25.5	13.8	54.1%

Diluted earnings per share	$0.82	$0.21		$1.03	$0.75	$0.01		$0.76	$0.27	35.5%

Weighted average shares outstanding	37,988,697	37,988,697		37,988,697	33,373,752	33,373,752		33,373,752	4,614,945	13.8%

1/	Accrued fees and expenses associated with the secondary offering of common stock to be paid by the Company.
2/	Fees and expenses related to our long-term debt refinancing:

A) $3.1 million for the write-off of existing loan fees.

B) $0.2 million for loan breakage and commitment fees.

C) $8.8 million premium on redemption of senior subordinated notes.

3/	Income taxes at 40.0%.
4/	Loan fee write-off related to the June 2002 IPO.

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	1st Quarter 2003	2nd Quarter 2003	3rd Quarter 2003	4th Quarter 2003	2003

Cash Flows from Operating Activities
Net income	$7.4	$7.6	$4.9	$11.4	$31.3
Adjustments to net income

Depreciation	2.2	1.9	1.9	1.9	7.9
Deferred income taxes	4.8	0.6	4.9	4.6	14.9
Change in receivables	14.1	7.3	(13.8)	5.0	12.6
Change in other current assets	(1.3)	(0.4)	(4.7)	1.1	(5.3)
Change in current liabilities	(8.1)	(6.2)	14.3	(9.7)	(9.7)
Other	(4.8)	2.1	10.9	0.3	8.5

Net cash provided by operating activities	14.3	12.9	18.4	14.6	60.2

Cash Flows from Investing Activities
Capital expenditures	(1.3)	(0.4)	(0.9)	(0.8)	(3.4)
Proceeds from sales of property and equipment	0.1	—	0.1	—	0.2

Net cash used for investing activities	(1.2)	(0.4)	(0.8)	(0.8)	(3.2)

Cash Flows from Financing Activities
Checks drawn in excess of cash balances	(3.6)	(1.2)	(0.4)	0.1	(5.1)
Proceeds from issuance of long-term debt, net of costs	—	91.6	150.2	—	241.8
Proceeds from issuance of common stock	0.2	0.9	1.8	0.2	3.1
Debt, revolver, net and capital lease payments	(10.3)	(104.2)	(165.0)	(18.0)	(297.5)

Net cash used for financing activities	(13.7)	(12.9)	(13.4)	(17.7)	(57.7)

Effect of exchange rate changes on cash	0.6	0.4	0.3	0.2	1.5

Net change in cash and cash equivalents	—	—	4.5	(3.7)	0.8

Cash at beginning of period	—	—	—	4.5	—

Cash at end of period	$—	$—	$4.5	$0.8	$0.8

Pacer International, Inc.

Unaudited Consolidated Statement of Operations

($ millions)

	4th Quarter 2003 1/				2003 1/
	Wholesale	Retail	Corp./Elim.	Consolidated	Wholesale	Retail	Corp./Elim. 1/	Consolidated
	GAAP				GAAP
Gross revenues	$259.2	$231.1	$(34.0)	$456.3	$923.1	$872.3	$(126.8)	$1,668.6

Cost of purchased transportation	187.3	203.0	(34.0)	356.3	669.3	751.2	$(126.8)	1,293.7

Net revenues	71.9	28.1	—	100.0	253.8	121.1	—	374.9
Margin	27.7%	12.2%	0.0%	21.9%	27.5%	13.9%	0.0%	22.5%

Direct operating expenses	27.8	—	—	27.8	106.9	—	—	106.9
Selling, general & admin. expenses	17.9	26.9	3.8	48.6	63.5	103.9	13.5	180.9
Depreciation expense	1.0	0.9	—	1.9	4.0	3.9	—	7.9

Income from operations	25.2	0.3	(3.8)	21.7	79.4	13.3	(13.5)	79.2

Interest expense				3.1				18.0
Loss on extinguishment of debt				—				12.1

Income before income taxes				18.6				49.1

Income tax				7.2				17.8

Net income				$11.4				$31.3

Diluted Earnings Per Share				$0.30				$0.82

1/	Restated to include local cartage operations in the wholesale segment

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	4th Quarter 1/				Year 1/
	2003	2002	Variance	%	2003	2002	Variance	%
	GAAP				GAAP
Segments
Gross Revenues
Wholesale	259.2	227.2	32.0	14.1%	923.1	854.1	69.0	8.1%
Retail	231.1	242.0	(10.9)	-4.5%	872.3	882.5	(10.2)	-1.2%
Cons. Entries	(34.0)	(36.0)	2.0	5.6%	(126.8)	(128.4)	1.6	1.2%

Total	456.3	433.2	23.1	5.3%	1,668.6	1,608.2	60.4	3.8%

Net Revenue
Wholesale	71.9	60.7	11.2	18.5%	253.8	227.7	26.1	11.5%
Retail	28.1	34.0	(5.9)	-17.4%	121.1	123.5	(2.4)	-1.9%

Total	100.0	94.7	5.3	5.6%	374.9	351.2	23.7	6.7%

Income from Operations
Wholesale	25.2	15.9	9.3	58.5%	79.4	61.0	18.4	30.2%
Retail	0.3	5.0	(4.7)	-94.0%	13.3	20.2	(6.9)	-34.2%
Corporate	(3.8)	(0.5)	(3.3)	-660.0%	(13.5)	(6.8)	(6.7)	-98.5%

Total	21.7	20.4	1.3	6.4%	79.2	74.4	4.8	6.5%

Net Income	11.4	8.0	3.4	42.5%	31.3	25.0	6.3	25.2%
Diluted Earnings per Share	$0.30	$0.22	$0.08	36.4%	$0.82	$0.75	$0.07	9.3%

1/	Restated to include local cartage operations in the wholesale segment, 2002 supply chain services direct costs reclassified to S,G and A and foreign exchange costs adjusted to conform to 2003 presentation.